CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Triangle Bancorp, Inc. on Form S-8 (File Nos. 33-82020, 33-82022, 333-17511, and 333-23131) of our report dated January 20, 1997, on our audits of the consolidated financial statements of Triangle Bancorp, Inc. as of December
31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.

(Sig of Coopers & Lybrand L.L.P.)

Raleigh, North Carolina
March 18, 1997

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